UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 29, 2005

WD-40 COMPANY

(Exact Name of Registrant as specified in its charter)

Delaware	0-6936-3	95-1797918
(State or other jusridiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1061 Cudahy Place, San Diego, California 92110

(Address of principal executive offices, with zip code)

(619) 275-1400

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On June 28, 2005, the board of directors announced that Mr. Peter D. Bewley was elected as a director of WD-40 Company. Mr. Bewley served as Senior Vice President, general counsel and corporate secretary of The Clorox Company from 1998 to 2005. He also served as a director and chairman of the audit committee for Access Worldwide Communications, Inc. from 1997 to 2001. The committees to which Mr. Bewley is expected to be named have not yet been determined.

ITEM 2.02. Results of Operations and Financial Condition

On June 29, 2005, the WD-40 Company (“the Company”) issued a news release with respect to earnings for the quarter ended May 31, 2005. The Company is furnishing this 8-K pursuant to Item 12, “Results of Operations and Financial Condition”.

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit 99.1 News Release by the WD-40 Company dated June 29, 2005.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WD-40 Company
(Registrant)

Date: June 29, 2005	/s/ MICHAEL J. IRWIN
Michael J. Irwin
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)